    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997
                                                    REGISTRATION NO. 333-15637
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------

                               AMENDMENT NO. 1
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------

                         EMERGING GROWTH ACQUISITION
                                CORPORATION I
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Delaware                                  6770                            06-1461855
---------------------------------          ---------------------------            ------------------------
     (State of Incorporation)              (Primary Standard Industrial              (I.R.S. Employer
                                           Classification Code Number)             Identification Number)

                              660 STEAMBOAT ROAD
                         GREENWICH, CONNECTICUT 06830
                                (203) 861-7750
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                    ------

                               RONALD B. KOENIG
                  EMERGING GROWTH ACQUISITION CORPORATION I
                              660 STEAMBOAT ROAD
                         GREENWICH, CONNECTICUT 06830
                                (203) 861-7750
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                    ------
                 Please send a copy of all communications to:

                             RUBI FINKELSTEIN, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 506-5000
                              (212) 506-5151 (FAX)
                                    ------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                  EMERGING GROWTH ACQUISITION CORPORATION I

                            CROSS-REFERENCE SHEET
         SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2

                Item and Caption in Form SB-2                                   Location in Prospectus
-------------------------------------------------------------      -------------------------------------------------
1.        Front of Registration Statement and Outside Front Cover
          Page of Prospectus.......................................    Forepart of the Registration Statement; Outside Front
                                                                       Cover Page of Prospectus
2.        Inside Front and Outside Back Cover Pages of Prospectus.     Inside Front and Outside Back Cover Pages of Prospectus
3.        Summary Information and Risk Factors .....................   Prospectus Summary; Risk Factors; Selected Financial
                                                                       Data
4.        Use of Proceeds ..........................................   Use of Proceeds; Capitalization
5.        Determination of Offering Price ..........................   Risk Factors; Plan of Distribution
6.        Dilution..................................................   Dilution
7.        Selling Security Holders..................................   Not Applicable
8.        Plan of Distribution .....................................   Outside Front Cover Page of Prospectus; Plan of
                                                                       Distribution
9.        Legal Proceedings.........................................   Business
10.       Directors, Executive Officers, Promoters and Control
          Persons....................................................  Management; Principal Stockholders
11.       Security Ownership of Certain Beneficial Owners and
          Management ................................................  Principal Stockholders
12.       Description of Securities .................................  Description of Securities
13.       Interests of Named Experts and Counsel.....................  Legal Matters; Experts
14.       Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities ............................  Management
15.       Organization Within Last Five Years .......................  The Company; Management's Discussion and Analysis of
                                                                       Financial Condition and Results of Operations;
                                                                       Business; Certain Transactions
16.       Description of Business....................................  Prospectus Summary; Risk Factors; Management's
                                                                       Discussion and Analysis of Financial Condition and
                                                                       Results of Operations; Business
17.       Management's Discussion and Analysis or Plan of
          Operation..................................................  Management's Discussion and Analysis of Financial
                                                                       Condition and Results of Operations Item and Caption
                                                                       in Form SB-2 Location in Prospectus
18.       Description of Property....................................  Business
19.       Certain Relationships and Related Transactions ............  Certain Transactions; Principal Stockholders

20.       Market for Common Equity and Related Stockholder
          Matters....................................................  Outside Front Cover Page of Prospectus; Prospectus
                                                                       Summary; Dilution; Description of Securities
21.       Executive Compensation.....................................  Management
22.       Financial Statements ......................................  Financial Statements
23.       Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure .......................  Not Applicable


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED APRIL 4, 1997
PROSPECTUS
                        166,332 SHARES OF COMMON STOCK
                  EMERGING GROWTH ACQUISITION CORPORATION I

   Emerging Growth Acquisition Corporation I (the "Company") is a newly organized corporation the objective of which is to acquire an interest in an operating business. The 166,332 shares of Common Stock are offered by the Company on a "best efforts, all or none" basis (the "Offering"). Pending the payment for not less than all of the shares of Common Stock, all proceeds of the Offering will be deposited in a non-interest bearing escrow account. See "Plan of Distribution."

   Prior to this Offering, there has been no public market for the Common Stock and no market is expected to develop as a result of the escrow requirements of Rule 419. See "Description of Securities--Escrow of Shares." Pursuant to Rule 2720 of the National Association of Securities Dealers Inc., Conduct Rules ("Rule 2720 of the NASD"), the initial public offering price for the Common Stock has been determined by negotiation between the Company and Keane Securities Co., Inc. ("Keane" or the "Qualified Independent Underwriter"), and does not necessarily bear any direct relationship to the Company's assets, operations, book or other established criteria of value.

   The Company is conducting a blank check offering subject to the Securities and Exchange Commission's (the "Commission") Rule 419 of Regulation C. The net offering proceeds, after deduction for underwriting commissions and excluding other offering expenses, the majority of which will be paid from the Company's existing resources, estimated at $131,372 and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the securities may not be traded or transferred. Except for an amount up to 10% of the Deposited Funds, $13,137, otherwise releasable under the rule, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in the Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Proceeds (and any interest earned thereon) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the Deposited Proceeds will be returned on a pro rata basis to all investors. (See "Investors Rights and Substantive Protection Under Rule 419").

                                    ------
       THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION. SEE "RISK FACTORS" ON PAGE 9 AND "DILUTION."
                                    ------

   THE COMPANY HAS MADE APPLICATION TO REGISTER THE SHARES OF COMMON STOCK FOR SALE ONLY IN NEW YORK STATE, AND, IF APPROVED, MAY ONLY BE TRADED IN SUCH STATE. PURCHASERS OF SUCH SECURITIES EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF SUCH STATE. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE COMPANY'S SECURITIES WILL HAVE BEEN REGISTERED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
           PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

==============================================================================
                              Price         Underwriting
                                to          Discounts and     Proceeds to
                              Public       Commissions(1)       Company
------------------------------------------------------------------------------
Per Share of Common Stock      $.88             $0               $.88
------------------------------------------------------------------------------
Total (2)  ...............   $146,372           $0             $146,372
==============================================================================

(1) The Company is an affiliate of Capital Growth International, L.L.C. and International Capital Growth, Ltd., NASD members. Keane is acting as a Qualified Independent Underwriter as that term is defined in Rule 2720 of the NASD. As such, Keane will act as manager of this Offering and will be paid a fee of $15,000 and receive warrants to purchase 16,633 shares of Common Stock in consideration for its services and expenses. Keane will receive no other compensation for acting as the manager of this Offering, and no underwriting discounts or commissions will be paid. The offering of the shares will terminate not later than 30 days from the date of this prospectus, unless the Company and the Qualified Independent Underwriter agree to extend the Offering for an additional 30 day period (such date, as extended, the "Termination Date") at which time Rule 419 could become operational and the funds may be retained by the Company for a period of 16 months following the effective date of the Offering. The Company has entered into an escrow agreement with Continental Stock Transfer & Trust Company to hold any proceeds from this Offering in a non-interest bearing escrow account subject to certain terms and conditions. If subscriptions for all of the shares offered hereby have not been received and accepted by the Company by the Termination Date, no shares will be sold, and all funds held in escrow will be returned promptly to investors without interest thereon or deduction therefrom. See "Plan of Distribution."

(2) Before deducting expenses of approximately $50,000 payable by the Company, the majority of which will be paid out of its existing resources.



                            KEANE SECURITIES CO., INC.


                THE DATE OF THIS PROSPECTUS IS ________, 1997

                        ______________________________
                        ______________________________

                             FURTHER INFORMATION

   The Company intends to furnish to its stockholders Annual Reports containing financial statements audited and reported on by its independent public accounting firm.

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                 THE COMPANY

BUSINESS OBJECTIVES

   Emerging Growth Acquisition Corporation I (the "Company") was formed in the State of Delaware on July 18, 1996. The Company was formed as a "blind pool" or "blank check" company to serve as a vehicle to acquire an interest in an operating business ("Business") which Company's management ("Management") believes offers the opportunity for the generation of earnings and asset growth.

   Industry in the United States is experiencing historic change and becoming increasingly competitive. This competition stems not only from both domestic and foreign companies, but also for limited resources such as management and access to capital. The Company will seek to (i) acquire an interest in an early stage company with significant expansion opportunities and (ii) provide this company with consulting advice.

   The merger by an operating company into a blind pool as a method of financing offers a number of advantages to traditional financing alternatives such as an initial public offering ("IPO"). These advantages include the speed with which capital is raised, lower financing costs, and reduced risk in terms of commencing but not completing a financing.

   A Business will be selected for acquisition only after careful investigation and research. The experience and expertise of Management and its directors will be used to evaluate products, markets, industry trends, financial requirements, competition and the entrepreneurial and management group associated with a prospective Business. Management's experience in investment banking, particularly corporate finance, requires the ongoing and comprehensive evaluation of various companies, markets, industry trends and other economic factors in order to prudently serve institutional and retail clients in brokerage and advisory capacities, consult with companies regarding growth opportunities and strategic planning and offer related financial services. Such investment banking activities often require Management to evaluate businesses in various industries for the purpose of acting as an underwriter or placement agent for financing arrangements. Further, nonaffiliated third parties acting as finders may introduce such prospective businesses to the Company.

   The acquisition of the Business may be effected by merger, exchange of capital stock, stock or asset acquisition or other similar type of reorganization ("Business Combination"), using cash (to be derived from the proceeds of this Offering and further financings if necessary), equity, debt or a combination thereof. To date, the Company's efforts have been limited to organizational activities. The implementation of the Company's business plan is dependent upon the successful consummation of this Offering. See "Proposed Business."

                  CHARACTERISTICS OF AN ACQUISITION COMPANY

   The Company is a newly organized "blind pool" or "blank check" company incorporating the investor safeguards set forth below. Immediately after the consummation of a Business Combination, these safeguards will no longer be applicable.

OFFERING PROCEEDS HELD IN TRUST


   The gross proceeds of this Offering will be $146,372. After deduction of the fee payable to the Qualified Independent Underwriter, the proceeds, without deduction of other expenses, the majority of which will be paid from the Company's existing resources, will be $131,372. Ninety percent (90%) of such amount, or $118,235, will be placed in an interest bearing escrow account ("Escrow Account"). The remaining $13,137 will be used to fund a portion of the expenses of this Offering. The Escrow Account will not be released until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated; or (B) the liquidation of the Company.


FAIR MARKET VALUE OF TARGET BUSINESS

   The Company will not acquire an interest in a Business unless the fair market value of such Business, as determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as earnings and potential therefor, cash flow and book value ("Fair Market Value"), is at least 80% of the net assets of the Company at the time of such acquisition. If the Company determines that the financial statements of a proposed Business do not clearly indicate that the Business has a sufficient Fair Market Value, the Company will obtain an opinion from an independent investment banking firm (which is a member of the National Association of Securities Dealers (the "NASD") with respect to the satisfaction of such criteria. The Company currently does not anticipate that such investment banking firm will have had any prior affiliate relationship with the Company. The Company will not be required to obtain an opinion from an investment banking firm as to Fair Market Value if the Company determines that the Business does have sufficient Fair Market Value.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

   The Company, after signing a definitive agreement for the acquisition of an interest in a Business, but prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In the event that 20% or more of the stockholders of the Company (excluding, for this purpose, those persons who were stockholders prior to this Offering) vote against the Business Combination, the Company will not consummate such Business Combination. The Company will proceed with the Business Combination only if 20% or more of the stockholders of the Company do not vote against the Business Combination and a majority of all of the outstanding shares of the Company vote in favor of the Business Combination. All of the Company's stockholders prior to this Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their shares of Common Stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination.

REDEMPTION RIGHTS

   At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer each Public Stockholder the right to have his shares of Common Stock redeemed if such stockholder votes against the Business Combination and such Business Combination is approved and consummated. The per share redemption price will be equal to the amount in the Escrow Account as of the record date for determination of stockholders entitled to vote on such Business Combination (inclusive of any after-tax interest thereon) divided by the number of shares held by the Public Stockholders. It is anticipated that the funds to be distributed to the Public Stockholders who have their shares redeemed will be distributed promptly after the consummation of a Business Combination. The Initial Stockholders have waived their respective rights to participate in any liquidation until after the Public Stockholders have received their entire original investment in the Company. Any remaining proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

ESCROW OF SHARES

   The shares of Common Stock offered hereby, together with the shares held by the Initial Stockholders, will be placed in the Escrow Account with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated; or (B) the liquidation of the Company. During such escrow period, the stockholders will not be able to sell or otherwise transfer their respective shares of Common Stock, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

LIQUIDATION IF NO BUSINESS COMBINATION

   In the event that the Company does not consummate a Business Combination within 18 months from the date of this prospectus, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Escrow Account, inclusive of any after-tax interest thereon. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution until after the Public Stockholders have received their entire original investment in the Company. Any remaining proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

   A Public Stockholder shall be entitled to receive funds from the Escrow Account only in the event of a liquidation or in the event he seeks redemption of his shares in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to the Escrow Account.

                                               The Offering
                                              ---------------------------------
Securities Offered  ...............           166,332 shares of Common Stock.
Common Stock Outstanding
  Prior to the Offering ...........           166,332 shares
Common Stock to be
  Outstanding After the Offering ..           332,664 shares

                               USE OF PROCEEDS


   The Company intends to apply substantially all of the net proceeds of this Offering to acquire an interest in a Business, including identifying and evaluating prospective acquisition candidates, selecting the Business and structuring, negotiating and consummating the Business Combination. The gross proceeds of this Offering will be $146,372. After deduction of the fee payable to the Qualified Independent Underwriter, the proceeds, before deduction of other expenses, will be $131,372. Ninety percent (90%) of such amount, or $118,235, will be held in the Escrow Account. The remaining $13,137 will be used to fund a portion of the expenses of this Offering. The Escrow Account will not be released until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated; or (B) the liquidation of the Company. The proceeds not held in the Escrow Account will be used (i) to pay for business, legal and accounting due diligence expenses on prospective Businesses; and (ii) for the general administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Securities and Exchange Commission. See "The Company" and "Use of Proceeds."

                                 RISK FACTORS

   The securities offered hereby involve a high degree of risk. See "Risk Factors."

                        SUMMARY FINANCIAL INFORMATION

   The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes thereto.

STATEMENT OF OPERATIONS DATA:

                                                           July 18, 1996
                                                            (Inception)
                                                        to December 31, 1996
                                                       -----------------------
Income  ......................................                $      0
Net (loss)  ..................................                  (4,884)
Net (loss) per common share  .................                    (.03)
Weighted average number of shares outstanding                  166,332

Balance Sheet Data:
                                                 December 31, 1996
                                    -----------------------------------------
                                      Actual                  As Adjusted (1)
                                     ---------                 ---------------
Working capital                       $68,302                    $164,674(2)
Total assets                          $69,802                    $166,174(2)
Total liabilities                     $ 1,500                    $    1,500
Stockholders' equity                  $68,302                    $164,674(3)

------
(1) Gives effect to the sale of the shares of Common Stock offered hereby and receipt and initial application of the net proceeds therefrom.

(2) Includes $118,235 being held in the Escrow Account which is only available to the Company only upon the consummation of a Business Combination within the time period described in this prospectus. If a Business Combination is not so consummated, the Company will be dissolved and the proceeds held in the Escrow Account will be distributed to the Public Stockholders. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution until after the Public Stockholders have received their entire original investment in the Company. Any remaining net proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company. See "Investors' Rights and Substantive Protection under Rule 419--Deposit of Offering Proceeds and Securities" and "Characteristics of an Acquisition Company--Offering Proceeds Held in Escrow."

(3) In the event the Company consummates a Business Combination, the redemption rights afforded the Public Stockholders may result in the redemption by the Company of up to 19.99% of the aggregate number of shares held by the Public Stockholders at a per share redemption price equal to the amount in the Escrow Account as of the record date for determination of stockholders entitled to vote on the Business Combination (inclusive of any after-tax interest thereon) divided by the number of shares held by the Public Stockholders.

                                 THE COMPANY

   The Company is a newly organized "blind pool" or "blank check" company incorporated under the laws of the State of Delaware on July 18, 1996. The Company's objective is to acquire an interest in an operating business. To date, the Company's efforts have been limited to organizational activities. The implementation of the Company's business plan is dependent upon the successful consummation of this Offering. The Company's office is located at the office of Capital Growth International, L.L.C. at 660 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 861-7750.

         INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES


   Rule 419 ("Rule 419") under the Rules and Regulations of the Securities Act of 1933, as amended ("Securities Act") requires that any proceeds received from investors in an offering, after deduction for any underwriting commissions, underwriting expenses and dealer allowances, and any securities purchased by investors in the offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, any Deposited Funds will be released to the Company and any Deposited Securities will be released to the investors only after the Company has met the following three basic conditions. First, the Company must execute one or more agreements for acquisition(s) of business(es) and asset(s) meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to the registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and business(es), including audited financial statements. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after consummation of the acquisition(s), the escrow agent may release any Deposited Funds and Deposited Securities.


   Accordingly, the Company has entered into an escrow agreement with Continental Stock Transfer & Trust Company, a federally insured depositary institution (the "Escrow Agent") which provides that:

   (1) Any net proceeds are to be deposited into the Escrow Account maintained by the Escrow Agent promptly upon receipt. Rule 419 permits 10% of any Deposited Funds to be released to the Company prior to the reconfirmation offering. Any Deposited Funds and the dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, in money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

   (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. The identity of the investors is to be included on the stock certificates or other documents evidencing the Deposited Securities. The Deposited Securities held in the Escrow Account are to remain as issued and deposited are to be held for the sole benefit of the investors' who retain the voting rights, if any, with respect to the Deposited Securities held in their names. The Deposited Securities held in the Escrow Account may not be transferred, disposed of nor any interest created therein other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

   (3) Any warrants, convertible securities or other derivative securities relating to Deposited Securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the Escrow Account.

PRESCRIBED ACQUISITION CRITERIA

   Rule 419 requires that before any Deposited Funds and Deposited Securities can be released, the Company must first execute one or more agreements to acquire an interest in Business(es) or assets meeting certain spe-cific criteria. The Agreements(s) must provide for the acquisition of an interest in businesses or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds, including funds received or to be received from the exercise or conversion of any derivative securities, but excluding any underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. It is expected that the fair value of any business(es) or asset(s) of value which are acquired by the Company will satisfy the foregoing criteria. The Agreement(s) will be subject to a condition that at least 80% in interest of the Public Stockholders must elect to reconfirm their investment; provided that the acquisition(s) will be consummated if that number of investors do reconfirm their investment.

POST-EFFECTIVE AMENDMENT

   Once the Agreement(s) governing the acquisition(s) of an interest in one or more Business(es) meeting the above criteria has been executed, Rule 419 requires the Company to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and business(es) including audited financial statements, the results of this Offering and the use of any funds to be disbursed from the Escrow Account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before any Deposited Funds and Deposited Securities can be released from escrow.

RECONFIRMATION OFFERING

   The reconfirmation offer must commence after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation must include the following conditions:

   (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in securities are held in the Escrow Account within 5 business days of the effective date of the post-effective amendment.

   (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.

   (3) If the Company does not receive written notification from any investor within 45 business days following the effective date, a pro rata portion of any Deposited Funds (and any related interest or dividends) held in the Escrow Account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

   (4) The acquisition(s) will be consummated only if at least 80% in interest of the Public Stockholders elect to reconfirm their investment.

   (5) If one or more consummated acquisitions has not occurred by the date 18 months from the date of this prospectus any Deposited Funds held in the Escrow Account and any after-tax interest thereon shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

   Any Deposited Funds may be released to the Company and Deposited Securities may be released to the investors, only at the same time as and after:

   (1) The Escrow Agent has received a signed representation from the Company and any other evidence acceptable by the Escrow Agent that:

       (a) The Company has executed an agreement for the acquisition(s) of an interest in a Business(es) for which the fair market value of the Business represents at least 80% of any offering proceeds and has filed the required post-effective amendment;
       (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that the Company has satisfied all of the prescribed conditions of the reconfirmation offer.

   (2) The acquisition(s) of the Business(es) is(are) consummated.

                                 RISK FACTORS

   The securities offered hereby involve a high degree of risk. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this Offering before making an investment decision.

RECENTLY ORGANIZED COMPANY; NO PRESENT SOURCE OF REVENUES

   The Company, which was incorporated on July 18, 1996 and is in the development stage, has not as yet attempted to evaluate, or had any discussions with, any prospective acquisition candidates. Additionally, the Company has no plans, arrangements or understandings with any prospective acquisition candidates. To date, the Company's efforts have been limited to organizational activities. It will not generate any revenues (other than interest income on the proceeds of this Offering) until, at the earliest, the consummation of a Business Combination.

POSSIBLE LIQUIDATION OF THE COMPANY

   In the event that the Company does not consummate a Business Combination within 18 months from the date of this prospectus, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Escrow Account, inclusive of any after-tax interest thereon. It is likely that, in the event of any such liquidation, the per share liquidation distribution will be less than the initial per share public offering price as a consequence of the expenses of this Offering and the anticipated costs which will be incurred by the Company in seeking a Business Combination. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution until after the Public Stockholders have received their entire original investment in the Company. Any remaining proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

   A Public Stockholder shall be entitled to receive funds from the Escrow Account only in the event of a liquidation or in the event he seeks redemption of his shares in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to the Escrow Account. See "Characteristics of an Acquisition Company."

UNASCERTAINABLE RISKS OF BUSINESS; UNCERTAIN STRUCTURE OF BUSINESS
COMBINATION


   Since the Company has not yet identified a prospective Business, there is no basis for investors in this Offering to evaluate the possible merits or risks of the Business operations. None of the Company's officers, directors, promoters, affiliates or associates have had any preliminary contact or discussions with and there currently are no plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of a Business Combination. To the extent the Company consummates a Business Combination with a financially unstable company, or a company in its early stage of development or growth, or without established sales or earnings, the Company will become subject to all of the risks inherent in the operation of such a Business. While the Company has not yet identified a prospective Business, there can be no assurance that any such prospective Business will not present such a high level risk that conventional private or public offerings of securities or conventional bank financings will be available to effectuate the Business Combination. Although Management of the Company will endeavor to evaluate the risks inherent in any particular Business, there can be no assurance that the Company will properly ascertain all such risks. Furthermore, the structure of a Business Combination with a Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, cannot be presently determined since the Company has not had any preliminary contacts, discussions or understandings with representatives of any prospective Business regarding the possibility of a Business Combination. See "Proposed Business--Selection of Business and Structuring a Business Combination."


DISCRETIONARY USE OF PROCEEDS; ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO BUSINESS COMBINATION

   The Company's Management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be gener-ally applied toward consummating a Business Combination with a Business. As of the date of this prospectus, since the Company has not yet identified a prospective Business, investors in this Offering do not currently have any substantive information available for advance consideration of any Business Combination. Notwithstanding the foregoing, in connection with seeking stockholder approval of a Business Combination, the Company intends to furnish its stockholders with a post-effective amendment to the registration statement of which this prospectus is a part, which will include a description of the operations of the Business and audited historical financial statements thereof. Such post-effective amendment will be filed with and subject to the review of the Securities and Exchange Commission. The Company has no current intention to use any of the net proceeds of this Offering to purchase shares held by the Company's Management.


LIMITED ABILITY TO EVALUATE MANAGEMENT OF TARGET BUSINESS

   While the Company's ability to successfully effect a Business Combination will be dependent upon certain of its key personnel, the future role of such personnel in the Business cannot presently be stated with any certainty. While it is possible that certain of the Company's key personnel will remain associated in some capacities with the Business following a Business Combination, such key personnel may not devote their full efforts to the affairs of the Business. Moreover, there can be no assurance that such personnel will have significant experience or knowledge relating to the operations of the particular Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct. In addition, there can be no assurance that such future management will have the necessary skills to manage a public company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Business. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills necessary to enhance the incumbent management. See "Proposed Business--Selection of Business and Structuring a Business Combination."

DEPENDENCE UPON KEY PERSONNEL


   The ability of the Company to consummate a Business Combination will be largely dependent upon the efforts of the officers, directors and stockholders of the Company. The Company has not entered into employment agreements with any of such personnel or obtained any "key person" life insurance on their lives. The loss of the services of such key personnel could have a material adverse effect on the Company's ability to successfully achieve its business objectives. None of the officers, directors or stockholders of the Company will be required to commit his full time to the affairs of the Company, although it is anticipated that the officers will each devote as much time as necessary or advisable to carry out their duties. Furthermore, none of the officers, directors or stockholders of the Company has previously been involved in any company formed solely for the purpose of effecting a Business Combination. See "Management."


CONFLICT OF INTEREST


   None of the Company's officers or directors is required to commit his full time to the affairs of the Company and each has a full-time position elsewhere. There is no requirement for any of the officers or directors to devote even a substantial amount of time to the Company's business, although it is anticipated that the officers will each devote as much time as necessary or advisable to carry out their duties. Accordingly, such personnel will have conflicts of interest in allocating management time among various business activities. The officers and directors of the Company may be involved in other acquisition funds with activities similar to those to be undertaken by the Company and there can be no assurance that they will offer all suitable prospective Businesses to the Company before any acquisition fund with which they may be affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers, directors and stockholders may have similar legal obligations to present certain business opportunities to multiple entities. According to its corporate policy, the Company will not consummate a Business Combination with an entity which is affiliated with an Initial Stockholder. However, Management may change this policy at any time. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Management--Conflicts of Interest." In addition, an Initial Stockholder or an entity with which he is affiliated may be entitled to receive finder's or consulting fees in the event he originates a Business Combination. It is likely that the other party to a Business Combination will have retained an affiliate of the Company, International Capital Growth, Ltd., as its advisor or consultant in connection with the Business Combination.


NEED FOR ADDITIONAL FINANCING

   The Company believes that the proceeds of this Offering may not be sufficient to allow it to consummate a Business Combination. However, inasmuch as the Company has not yet identified any prospective Business, the Company cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In the event that the net proceeds of this Offering prove to be insufficient, either because of the size of the Business Combination or the depletion of the available net proceeds in search of a Business, or because the Company becomes obligated to redeem a significant number of shares from dissenting stockholders, the Company will be required to seek additional financing. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Business. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Business. Any financings involving the sale of equity may result in future dilution to the Company's then stockholders. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Business. None of the Company's officers, directors or stockholders is required to provide any financing to the Company in connection with a Business Combination. See "Proposed Business--Selection of Business and Structuring a Business Combination."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

   The Fair Market Value of the Company's Business will represent at least 80% of the net assets of the Company at the time of its acquisition. Accordingly, the prospects for the Company's success may be entirely dependent upon the future performance of the Business and the Company may not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses.

COMPETITION

   The Company expects to encounter intense competition from other entities having business objectives similar to those of said Company. Many of these entities, including venture capital firms, other "blind pool" or "blank check" companies, large industrial and financial institutions, and small business investment companies are well- established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than the Company and there can be no assurance that the Companies will have the ability to compete successfully. The Company's financial resources will be extremely limited in comparison with those of its many competitors. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives.

AUTHORIZATION OF ADDITIONAL SECURITIES

   The Company's Certificate of Incorporation authorizes the issuance of 10,000,000 shares of Common Stock. Upon completion of this Offering, there will be 9,667,336 authorized but unissued shares of Common Stock available for issuance. The Company's Board of Directors has the power to issue any or all of such shares without stockholder approval. Although the Company has no commitments as of the date of this prospectus to issue any shares of Common Stock other than as described in this prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur. The Company's Certificate of Incorporation also authorizes the issuance of 1,000,000 shares of preferred stock ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The Company may issue some or all of such shares in connection with a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no commitments as of the date of this prospectus to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

CONTROL BY MANAGEMENT

   Upon consummation of this Offering, the Initial Stockholders (including all of the Company's officers and directors) will collectively own 50% of the then issued and outstanding shares of Common Stock for which they paid $.44 per share. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a Business Combination, in which case all of the current directors will continue in office until their successors are duly elected and qualified. The Initial Stockholders, because of their ownership position in the Company, will continue to control the Company at least until the consummation of a Business Combination. In addition, affiliates and/or relatives of the Initial Stockholders are not prohibited from purchasing shares of Common Stock in this Offering and if they do, no assurance can be given that the Initial Stockholders will not influence the vote of such affiliates in connection with a Business Combination. The Company has been informed that no affiliate or relative of any of the Initial Stockholders intends to purchase shares of Common Stock in this Offering.

IMMEDIATE DILUTION; DISPARITY OF CONSIDERATION

   This Offering involves an immediate dilution of $.38 per share between the pro forma net tangible book value per share after the Offering of $.50 and the initial public offering price of $.88 per share. The Initial Stockholders acquired their shares of Common Stock at a discount to the IPO price and, accordingly, new investors will bear significant risks inherent in an investment in the Company. See "Dilution."

INVESTMENT COMPANY ACT CONSIDERATIONS

   The regulatory scope of the Investment Company Act of 1940 ("Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to a Business Combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record-keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company.

DIVIDENDS UNLIKELY

   The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any Business

Combination will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities-- Dividends."

PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE

   Prior to this Offering, there has been no public market for the Common Stock and no market is expected to develop as it shall be unlawful for any investor to sell or offer to sell any security that is held in escrow pursuant to Rule 419. When the escrow terminates, there can be no assurance that a market for the Common Stock will develop or be sustained and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices from time to time. The Company has no current plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of the Company's securities. As a result, an investment in the shares of Common Stock offered hereby may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell. The initial offering price of the shares of Common Stock offered hereby has been arbitrarily determined by negotiation between the Company and the Qualified Independent Underwriter and bears no relation to any established valuation criteria. See "Plan of Distribution."


SHARES ELIGIBLE FOR FUTURE SALE

   Upon the consummation of this Offering, the Company will have 332,664 shares of Common Stock outstanding. Subject to the escrow requirements of Rule 419 (See "Description of Securities--Escrow of Shares") 166,332 shares will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which will be subject to limitations of Rule 144 promulgated under the Securities Act. All of the remaining 166,332 shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. None of such shares will be eligible for sale under Rule 144 prior to July 1997. See "Description of Securities--Shares Eligible for Future Sale."

COMPLIANCE WITH STATE BLUE SKY LAWS

   The ability to qualify the shares of Common Stock offered hereby for both initial sale and secondary trading may be limited because a number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in some cases, prohibiting the sale of securities of "blind pool" issuers such as the Company within that state. Among the states which have enacted regulations prohibiting the sale of securities of "blind pool" issuers such as the Company in both primary and secondary markets are California, New Jersey and Virginia. Because of these regulations, the Company only intends to offer the shares of Common Stock in the State of New York. Purchasers of the shares of Common Stock in this Offering or in any subsequent trading market which may develop must be residents of the State of New York and may only trade such securities in the State of New York. The Company intends to take efforts to insure that no state laws are violated through the further sale of its securities including the placement of a restrictive legend on the face of the certificates representing the shares of Common Stock offered hereby.


LOW PRICED STOCK DISCLOSURE REQUIREMENTS

   The shares of Common Stock offered hereby are considered low priced securities under rules promulgated under the Exchange Act of 1934, as amended. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restric-tions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.


PENNY STOCK REGULATION

   Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stock generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules investors in the offering may find it more difficult to sell their shares.


ESCROW OF INVESTORS' FUNDS

   Under the terms of this Offering, the Company is offering the shares of Common Stock on a "best efforts, all or none basis." As such, the shares of Common Stock will be offered until all of the securities are sold or the offering period ends, whichever first occurs, unless the Offering is terminated earlier by the Company. Therefore, no commitment exists by anyone to purchase all or any part of the shares of Common Stock offered hereby. Consequently, there is no assurance that all of the shares of Common Stock offered hereby will be sold, and subscribers' funds may be escrowed for so long as 70 days (the 30 day Offering period plus an additional 30 day extension period and 10 business days to permit clearance of funds in escrow) and then returned promptly without interest thereon, in the event all of the shares of Common Stock offered hereby are not sold prior to the Termination Date. Investors, therefore will not have the use of any funds paid for the purchase of the shares of Common Stock during the Offering period. In the event the Company is unable to sell all of the shares of Common Stock offered hereby within the Offering period, the Offering will be withdrawn. See "Plan of Distribution."

                               USE OF PROCEEDS


   The gross proceeds of this Offering are estimated to be $146,372. After deduction of the fee payable to the Qualified Independent Underwriter, the proceeds, before deduction of other expenses, will be $131,372. None of the net proceeds (other than 10% of the net proceeds not deposited in the Escrow Account) are currently intended to be used to pay fees, salaries or offering expenses to any officer or director of the Company or their affiliates or associates. Although based on corporate policy, this policy may be changed by Management at any time. The Company will use substantially all of the net proceeds of this Offering to acquire an interest in a Business, including identifying and evaluating prospective acquisition candidates, selecting the Business, and structuring, negotiating and consummating the Business Combination including possible payment of finder's and/or consultant's fees or other compensation to persons or entities which provide assistance or services to the Company. None of the Company's officers, directors or promoters and no other affiliate of the Company has had any preliminary contact or discussion with any representative of any other company regarding the possibility of a Business Transaction. The Company will not acquire a Business unless the Fair Market Value of such business is greater than 80% of the net assets (assets less liabilities) of the Company at the time of such acquisition.

   Ninety percent (90%) of the net proceeds, or $118,235, will be held in the Escrow Account. The remaining $13,137 will be used to fund a portion of the expenses of this Offering. The Escrow Account will not be released until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus, to elect whether to remain an investor; and (v) the Business Combination is consummated; or (B) the liquidation of the Company. If a Business Combination is consummated, any amount in the Escrow Account not paid as consideration to the sellers of the Business may be used to finance the operations of the Business or to effect other acquisitions, such determination to be made by the then Board of Directors of the Company. If a Business Combination is not consummated, since all of the Initial Stockholders have waived their respective rights to participate in the required liquidation distribution until after the Public Stockholders have received their entire original investment in the Company, all of the assets of the Company which may be distributed upon such liquidation may be distributed to the Public Stockholders. The Escrow Agent is only authorized to invest the funds in certain government securities and to disburse the funds from the account upon receipt of instructions from the Company; it has no other duties or obligations.

   The proceeds not held in the Escrow Account, together with the Company's existing resources, will be used (i) for other expenses of this Offering (approximately $50,000); (ii) to pay for business, legal and accounting due diligence expenses on prospective Businesses; and (iii) for the general and administrative expenses of the Company, including legal and accounting fees and administrative support expenses in connection with the Company's reporting obligations to the Securities and Exchange Commission. The Company believes that such proceeds together with the Company's current resources and advances to be made, as needed, by the Initial Stockholders, will allow the Company to operate for at least the next 18 months, assuming that a Business Combination is not consummated during that time. However, there currently are no agreements or discussions regarding the further financing of the Company by the Initial Stockholders. No compensation will be paid to any officer, director, stockholder or affiliate of the Company until after the consummation of a Business Combination. Since the role, if any, of present management after a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after a Business Combination. The Company has no present intention to use any of the net proceeds of this Offering to make loans. The Company has no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities of the Company after completion of the Offering but prior to the consummation of a Business Combination.

   A Public Stockholder shall be entitled to receive funds from the Escrow Account only in the event of a liquidation or in the event he seeks redemption of his shares in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to the Escrow Account.

                                   DILUTION


   The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. At December 31, 1996, the net tangible book value of the Company was $68,302, or $.41 per share of Common Stock. After giving effect to the sale of 166,332 shares of Common Stock offered hereby (less estimated expenses of this Offering), the pro forma net tangible book value of the Company at December 31, 1996, would have been $164,674 or $.50 per share, representing an immediate increase in net tangible book value of approximately $.09 per share to the Initial Stockholders and an immediate dilution of $.38 per share to the Public Stockholders.


   The following table illustrates the dilution to the Public Stockholders on a per share basis, rounded to the nearest hundredth:

          Public offering price  ....................                   $.88
               Net tangible book value before this
                  Offering ..........................       $.41
               Increase attributable to Public
                  Stockholders ......................        .09
                                                           ------
          Pro forma net tangible book value after
             this Offering ..........................                    .50
                                                                        ------
          Dilution to Public Stockholders  ..........                   $.38
                                                                        ======

   The following table sets forth, with respect to the Initial Stockholders and the Public Stockholders, a comparison of the number and percentage of shares of Common Stock acquired from the Company, the amount and percentage of consideration paid and the average price per share:

                            Shares Purchased          Total Consideration
                       -------------------------   --------------------------    Average Price
                         Number      Percentage      Amount      Percentage        Per Share
                        ---------   ------------    ----------   ------------   ---------------
Initial Stockholders     166,332         50%        $ 73,186        33.3%            $.44
Public Stockholders      166,332         50%         146,372        66.7%            $.88
                        ---------   ------------    ----------   ------------
                         332,664        100%         219,558         100%
                        =========   ============    ==========   ============

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The Company is a newly organized "blind pool" or "blank check" company, the objective of which is to acquire an interest in an operating business. To date, the Company's efforts have been limited to organizational activities.

   Substantially all of the Company's working capital needs subsequent to this Offering will be attributable to the identification, evaluation and selection of a suitable Business and, thereafter, to structure, negotiate and consummate a Business Combination with such Business. Such working capital needs are expected to be satisfied from the Company's current resources, the proceeds of this Offering not deposited in the Escrow Account, and advances, as needed, from the Initial Stockholders.

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company at December 31, 1996 and as adjusted to give effect to the sale of the shares of Common Stock offered hereby.


                                                                          December 31, 1996
                                                                     --------------------------
                                                                       Actual      As Adjusted
                                                                      ---------   -------------
Long-Term Debt  ...................................................    $    -0-     $     -0-
Stockholders' Equity:
   Preferred Stock, $.001 par value, 1,000,000 shares authorized;
     none issued or outstanding  ..................................         --            --
   Common Stock, $.001 par value, 10,000,000 shares authorized;
     166,332 shares issued and outstanding; 332,664 shares issued
     and outstanding, as adjusted  ................................        166           332
   Additional Paid-In Capital .....................................     73,020       169,226
   Accumulated Deficit ............................................     (4,884)       (4,884)
     Total Stockholders' Equity  ..................................    $68,302      $164,342
                                                                      ---------   -------------
     Total Capitalization  ........................................    $68,302      $164,342
                                                                      =========   =============



   In the event the Company consummates a Business Combination, the redemption right afforded to the Public Stockholders may result in the redemption by the Company of up to 19.99% of the aggregate number of shares held by the Public Stockholders at a per share redemption price equal to the amount in the Escrow Account as of the record date for the determination of stockholders entitled to vote on the Business Combina- tion (inclusive of any after-tax interest thereon) divided by the number of shares held by the Public Stockholders.

                  CHARACTERISTICS OF AN ACQUISITION COMPANY

   The Company is a newly organized "blind pool" or "blank check" company incorporating the following selected investor safeguards. Immediately after the consummation of a Business Combination, these safeguards will no longer be applicable.

OFFERING PROCEEDS HELD IN ESCROW

   The gross proceeds of this Offering will be $146,372. After deduction of the fee payable to the Qualified Independent Underwriter, the proceeds, before deduction of other expenses, will be $131,372. Ninety percent (90%) of such amount, or $118,235, will be placed in the Escrow Account. The remaining $13,137 will be used to fund a portion of the expenses of this Offering. The Escrow Account will not be released until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain an investor; and (v) the Business Combination is consummated; or (B) the liquidation of the Company.

FAIR MARKET VALUE OF TARGET BUSINESS

   The Company will not acquire a Business unless the fair market value of such Business, as determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as earnings and potential therefor, cash flow and book value is at least 80% of the net assets of the Company at the time of such acquisition. If the Company determines that the financial statements of a proposed Business do not clearly indicate that the Business has a sufficient Fair Market Value, the Company will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria. The Company currently does not anticipate that such investment banking firm will have had any prior affiliate relationship with the Company. The Company will not be required to obtain an opinion from an investment banking firm as to Fair Market Value if the Company determines that the Business does have sufficient Fair Market Value.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

   The Company, after signing a definitive agreement for the acquisition of a Business, but prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In the event that 20% or more in interest of the stockholders of the Company (excluding, for this purpose, those persons who were stockholders prior to this Offering) vote against the Business Combination, the Company will not consummate such Business Combination. The Company will proceed with the Business Combination only if 20% or more in interest of the stockholders of the Company do not vote against the Business Combination and a majority of all of the outstanding shares of the Company voted in favor of the Business Combination. All of the Company's stockholders prior to this Offering, including all of the Initial Stockholders, have agreed to vote their shares of Common Stock in accordance with the vote of the majority in interest of all Public Stockholders with respect to any Business Combination.

REDEMPTION RIGHTS

   At the time the Company seeks stockholder approval of any potential Business Combination, the Company will offer each Public Stockholder the right to have his shares of Common Stock redeemed if such stockholder votes against the Business Combination and the Business Combination is approved and consummated ("Redeeming Stockholders"). The per share redemption price will be equal to the amount in the Escrow Account as of the record date for determination of stockholders entitled to vote on such Business Combination (inclusive of any after-tax interest thereon), divided by the number of shares held by the Public Stockholders ("Redemption Price"). Concurrently with the consummation of the Business Combination, the Trustee, as directed by the Company, will distribute to the Company's transfer agent an amount equal to the Redemption Price multiplied by the number of shares owned by the Redeeming Stockholders. As soon as practicable thereafter, the transfer agent will then distribute such amount to the Redeeming Stockholders as their respective interests may appear. The Initial Stockholders have waived their respective rights to participate in any liquidation until after the Public Stockholders have received their entire original investment in the Company. Any remaining net proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

ESCROW OF SHARES

   The shares of Common Stock will be placed in the Escrow Account with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain an investor; and (v) the Business Combination is consummated; or (B) the liquidation of the Company. During such escrow period, the Public Stockholders will not be able to sell or otherwise transfer their respective shares of Common Stock except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

LIQUIDATION IF NO BUSINESS COMBINATION

   In the event that the Company does not consummate a Business Combination within 18 months from the consummation of this Offering, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Escrow Account, inclusive of any after-tax interest thereon. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution until after the Public Stockholders have received their entire original investment in the Company. Any remaining net proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

   A Public Stockholder shall be entitled to receive funds from the Escrow Account only in the event of a liquidation or in the event he seeks redemption of his shares in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to the Escrow Account.

                              PROPOSED BUSINESS

   The Company is a newly organized "blind pool" or "blank check" company, the objective is to acquire an interest in an operating business.

GENERAL

   The Company's success will be dependent upon the success of acquiring an interest in an operating business. It is anticipated that the net proceeds of this Offering will be substantially utilized in the acquisition of a Business within 18 months after the date of this prospectus. However, Management anticipates that although the Company's current resources, the proceeds of this Offering and advances, as needed, from the Initial Stockholders will be sufficient to meet the Company's financial requirements during such period, additional financing will be required to implement the target company's business plan. Such funding may be in the form of the issuance of debt or equity securities of the Company, or bank loans or lines of credit. If additional equity is issued, dilution could result to the Company's then stockholders. See "Risk Factors--Need for Additional Financing."

SELECTION OF BUSINESS AND STRUCTURING A BUSINESS COMBINATION

   The activities of the Company will be overseen by its Board of Directors, all of whom are also executive officers. The Company also expects to rely upon the expertise of its founding stockholders who are not directors. The company believes that the technical skills and expertise of its Initial Stockholders, their collective access to acquisition opportunities and ideas, their industry and academic contacts and their proven management abilities will enable the Company to identify and effect an acquisition. See "Management."

   The Company anticipates that acquisition candidates will be brought to its attention from the Initial Stockholders and their affiliates, as well as from various unaffiliated sources, including securities broker-dealers, investment bankers, bankers and other members of the financial community. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. Should the Company wish to engage a professional consulting firm, the Company will base its selection upon the following criteria: (i) length and breadth of experience in the process of financial analysis; (ii) familiarity with the industry in which the proposed business operates; (iii) ability to assess the worth of management; and (iv) technological background if the proposed business is dependent upon technology. The Company may pay a finder's fee or commission to an Initial Stockholder or an affiliated entity for such service. In addition, it is likely that the other party to a Business Combination will have retained an affiliate of the Company, International Capital Growth, Ltd., as its adviser or consultant in connection with the Business Combination. See "Management--Conflicts of Interest."

   The objective of the Company is to acquire an interest in an operating Business. The Business to be acquired must have a Fair Market Value equal to at least 80% of the net assets of the Company at the time of acquisition, as determined by the Board of Directors of the Company. Subject to this limitation, Management of the Company will have virtually unrestricted flexibility in identifying and selecting an acquisition candidate. The Business may, among other things, be either a single corporation, several corporations enjoying a parent- subsidiary or "sister" company relationship, or a division of a large corporation.

   The Company's goal will be to seek to acquire a Business with significant long term earnings growth potential and a strong management team. It is anticipated that the Company will acquire a Business which is an emerging growth company and either (i) in the development stage, and not currently generating revenues or earnings, or (ii) generating a modest amount of revenues and/or earnings but where significant upside still exists.


   In evaluating a prospective target business, Management will consider the following material factors:


   o  growth potential;

   o experience and skill of management and availability of additional personnel;

   o  industry prospects;

   o  capital requirements;

   o  financial condition and results of operations of the business;

   o  stage of development of business products or services;

   o degree of current or potential market acceptance of the products, processes or services;

   o proprietary features and degree of intellectual property or other protection of the products, processes or services; and

   o  costs associated with consummating the business combination.

   It is anticipated that an acquisition will be of an interest in an ongoing business which either (i) does not need additional capital and solely seeks the benefits of public ownership; or (ii) needs additional capital to implement its business plan. As individual acquisitions have not been identified, it is difficult to identify the amount of capital which a company may require. However, the range is anticipated to be between $1.0 million and $15.0 million.

   The investors in this Offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financials or other information which will be made available to the Company in connection with selecting potential acquisition of an interest in a Business until after the Company has selected such Business. As a result, investors in this Offering will be almost entirely dependent on the judgment of Management in connection with the selection of a potential acquisition of an interest of a Business. See "Risk Factors-- Discretionary Use of Proceeds; Absence of Substantive Disclosure Relating to Business Combination."

   The Company, prior to the consummation of any merger or acquisition of interests of a Business will submit such proposed transaction to its stockholders for their approval where the Company is required to do so under Delaware General Corporation Law. The proposed transaction will also be submitted to all of the Company's present stockholders, including the Company's current officers and directors, which have agreed as of the date of this prospectus to vote their respective shares of Common Stock in accordance with the vote of the majority of all nonaffiliated future stockholders of the Company with respect to any such proposal for the acquisition of an interest of a Business. The Company will provide its stockholders with complete disclosure documentation concerning a target company and its business. The information provided to the Company's stockholders will include, among other items, a brief description of the target company's business, a summary of the terms of the transaction, reasons for engaging in the transaction, the accounting treatment of the transaction, audited financial statements for the Company and the target company and pro forma financial information giving effect to the transaction. See "Risk Factors--Discretionary Use of Proceeds; Absence of Substantive Disclosure Relating to Business Combination."

   In connection with its evaluation of a prospective Business, Management anticipates that it will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company. The Company will not acquire a Business if audited financial statements cannot be obtained for such Business. Additionally, Management will provide the Public Stockholders with audited financial statements of the prospective Business as part of the post-effective amendment sent to the Public Stockholders to assist them in assessing the Business. The time and costs required to identify, evaluate and select a Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including preparing requisite documents for filing pursuant to applicable securities laws) cannot presently be ascertained with any degree of certainty. Any costs incurred in connection with the identification and evaluation of a prospective Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise consummate a Business Combination.

COMPETITION

   In identifying, evaluating and selecting a Business, the Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting Business Combination directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of it competitors. This inherent competitive limitation may compel the Company to select certain less attractive

Business Combination prospects. Further, the Company's obligation to redeem shares of Common Stock held by Public Stockholders in certain circumstances may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. See "Risk Factors--Competition."

FACILITIES

   Capital Growth International, L.L.C., an affiliate of the Company, has agreed that, until the acquisition of an interest in a Business, it will make a small amount of office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time, at no cost to the Company.

EMPLOYEES

   As of the date of this prospectus, the Company has no salaried employees.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The directors and executive officers of the Company are as follows:

       Name           Age                              Position
 -----------------   -----   -------------------------------------------------------------
Ronald B. Koenig      62    Chairman of the Board and Chief Executive Officer and Director

Stanley Hollander     58    President and Director

Alan L. Jacobs        54    Chief Operating Officer and Director

Michael S. Jacobs     31    Chief Financial Officer and Treasurer

Jay J. Matulich       41    Secretary


   All Directors and Officers have held their respective positions since July 1996. Directors and officers are elected annually and serve for one year or until their successors are duly elected and qualified. It is anticipated that the officers will each devote as much time to the Company as is necessary or advisable to carry out their duties. During the early stages of the Company's operations, Management will undertake the responsibilities of researching industries, forecasting trends and evaluating and selecting prospective Businesses which may be potential acquisition candidates. After the acquisition of an interest in a Business, Management may provide professional advisory services, particularly in corporate finance, consult on certain matters and oversee the Business' operations and management. The Company may also, after it acquires interests in several Business, employ additional management personnel and/or consultants with specific skills and experience related to the Company's Business who are expected to spend all or nearly all of their time with the Company compensate such persons in accordance with their respective positions and responsibilities. As of the date of this prospectus, there are no contracts, agreements or understandings between any prospective employee, consultant or other person or entity and any companies that are searching for "blind pool" or "blank check" companies with which to merge.

RONALD B. KOENIG


   Since March 1997, Mr. Koenig has been chairman of the board, president and C.E.O. of Capital Growth Holdings, Ltd. Since March 1996, Mr. Koenig has been chairman of the board, president and C.E.O. of International Capital Growth, Ltd. Since 1993, Mr. Koenig has been chairman and co-founder of U.S. Sachem and now its successor Capital Growth International, L.L.C. From 1989 to 1993, Mr. Koenig was a senior managing director and department head of corporate finance at Gruntal and Co., Incorporated. From 1974 to 1985, Mr. Koenig was a managing director and from 1985 to 1989 chairman of the board of Ladenberg Thalman and Co., Inc. From 1972 to 1974, he served as vice president, institutional sales at Jas. H. Oliphant and Co. From 1968 to 1972, he was at Leif Werle and Co., an NYSE specialist firm. Mr. Koenig was educated at the University of Pennsylvania (Wharton School) and holds a B.S. in economics. Mr. Koenig presently serves on the Wharton School Undergraduate Executive Board and is on the business advisory board to the Sterling National Bank of New York.


STANLEY HOLLANDER


   Since March 1997, Mr. Hollander has been senior vice president and a director of Capital Growth Holdings, Ltd. Since March 1996, Mr. Hollander has been senior managing director and a director of International Capital Growth, Ltd. Since 1993, Mr. Hollander has been president, C.E.O. and co-founder of Sachem and since 1996 its successor Capital Growth International, L.L.C. From 1989 to 1993 he served as a managing director and joint head of corporate finance at Gruntal and Co., Inc. From 1985 to 1989 he was a managing director of investment banking at Ladenberg Thalman and Co., Inc. From 1979 to 1985 he was co-owner and vice president of Zemex Electronics-Stanlee, distributors of consumer electronics. From 1959 to 1979, Mr, Hollander was president of All Brand Appliances Brandsmart, distributors of consumer electronics. Mr. Hollander was educated at the University of Alabama. Mr. Hollander is currently a director of Specialized Health Products Inc., a publicly traded company.

ALAN L. JACOBS


   Since March 1997, Mr. Jacobs has been executive vice president and a director of Capital Growth Holdings, Ltd. Since March 1996, Mr. Jacobs has been executive vice president and a director of International Capital Growth, Ltd. Since February 1995, Mr. Jacobs has been senior managing director of Capital Growth International, L.L.C. From 1992 to 1995, Mr. Jacobs was senior vice president and associate director of investment banking at Josephthal Lyon and Ross Incorporated. From 1985 to 1991, Mr. Jacobs was a managing director of investment banking at Ladenberg Thalman and Co., Inc. From 1982 to 1984, he was director of investment banking at Schaenen Jacobs Etheredge and Co., Inc. From 1966 to 1982, Mr Jacobs practiced corporate and securities law in New York and Boston. Mr. Jacobs was educated at Franklin and Marshall College and Columbia Law School and holds A.B. and J.D. degrees. Mr. Jacobs is chief executive officer and a director of Boca Raton Capital Corporation, a publicly traded company.


MICHAEL S. JACOBS


   Since March 1997, Mr. Jacobs has been senior vice president, secretary and treasurer of Capital Growth Holdings, Ltd. Since March 1996, Mr. Jacobs has been a senior vice president, secretary and treasurer of International Capital Growth, Ltd. Since February 1995, Mr. Jacobs has been a senior vice president of Sachem and since 1996 its successor Capital Growth International, L.L.C. From 1993 to 1995 he was a vice president of investment banking at Josephthal Lyon and Ross, Incorporated, New York and from 1990 to 1993, Mr. Jacobs was an associate in corporate finance at Gruntal and Co. From 1989 to 1990, Mr. Jacobs was a financial analyst at Ladenberg Thalman and Co., Inc. Educated at New York University's Stern School of Business and Emory University he holds an M.B.A. in finance and a B.B.A. degree.


JAY J. MATULICH


   Since March 1997, Mr. Matulich has been senior vice president of Capital Growth Holdings, Ltd. Since March 1996, Mr. Matulich has been a senior vice president of International Capital Growth, Ltd. Since October 1994, Mr. Matulich has been a senior vice president of Sachem and since 1996 its successor Capital Growth International, L.L.C. From May 1990 to October 1994, Mr. Matulich was a vice president of Gruntal and Co., Inc. From 1989 to May 1990, Mr. Matulich served as an associate in the Shansby Group, a San Francisco based leveraged buy-out firm. From 1986 to 1989, Mr. Matulich was a senior manager at Arthur Young and Co., accountants in the merger and acquisitions group. Educated at Brigham Young University, Mr. Matulich has a B.A. degree. Mr. Matulich is a director of both BioSafe Int., Inc. and Specialized Health Products Inc., which are publicly traded companies.


EXECUTIVE COMPENSATION

   Prior to the consummation of a Business Combination, if any, none of the Company's officers, directors and stockholders will receive any compensation. However, certain of the Company's officers, directors or stockholders or their respective affiliates may receive consulting or finder's fees in connection with introducing the Company to, or evaluating, or providing additional financing for, a Business.

CONFLICTS OF INTEREST

   None of the Company's officers or directors is required to commit his full time to the affairs of the Company and each has a full-time position elsewhere, although it is anticipated that the officers will each devote as much time to the Company as necessary or advisable to carry out their duties. There is no requirement for any of the officers or directors to devote even a substantial amount of time to the Company's business. Accordingly, such personnel will have conflicts of interest in allocating management time among various business activities. The officers and directors of the Company may be involved with other acquisition funds with activities similar to those to be undertaken by the Company and there can be no assurance that they will offer all suitable prospective Businesses to the Company before any other acquisition fund. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers, directors and stockholders may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company.

   To minimize potential conflicts of interest, according to its corporate policy, the Company will not consummate a Business Combination with an entity which is affiliated with any Initial Stockholder. However, Management may change this policy at any time. In addition, an Initial Stockholder or an entity with which he is affiliated may be entitled to receive finder's or consulting fees in the event that he or it originates a Business Combination. It is likely that the other party to a Business Combination will have retained an affiliate of the Company, International Capital Growth, Ltd., as its adviser or consultant.

   To further minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of the officers and directors have agreed in principle to present to the Company for its consideration, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to the Company.


   Furthermore, in connection with any stockholder vote relating to approval of a Business Combination, all of the Initial Stockholders have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority in interest of the Public Stockholders, and have agreed to waive any redemption rights they might have in connection with such a vote. In addition, the Initial Stockholders have waived their respective rights to participate in any liquidation distribution until after the Public Stockholders have received their entire original investment in the Company. Any remaining net proceeds shall be distributed to the Initial Stockholders in proportion to their respective equity interests in the Company.

                            PRINCIPAL STOCKHOLDERS


   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company and (iii) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Such shares of Common Stock will be deposited into escrow upon consummation of this Offering. See "Description of Securities--Escrow of Shares."


                                                                    Percentage Beneficially
                                                                             Owned
                                                                   ------------------------
                                                       Number of      Before        After
Principal Stockholders (1)                              Shares       Offering     Offering
 --------------------------                           -----------   ----------    ----------
Ronald B. Koenig  .................................      39,541        23.8%        11.9%
Stanley Hollander  ................................      39,541        23.8         11.9
Navenby Investments, Inc.  ........................      31,225        18.8          9.4
Alan L. Jacobs  ...................................      26,025        15.6          7.8
Helix Investments Inc.  ...........................      10,000         6.0          3.0
Michael S. Jacobs  ................................      10,000         6.0          3.0
Jay J. Matulich  ..................................      10,000         6.0          3.0
All Officers and Directors as a Group (5 persons)       125,107        75.2         37.6

------
(1) Each stockholder's address is c/o the Company, 660 Steamboat Road, Greenwich, Connecticut 06830.

                             CERTAIN TRANSACTIONS

   In July 1996, the Company issued an aggregate of 166,332 shares of Common Stock to the Initial Stockholders for an aggregate purchase price of $73,186.

   Capital Growth International, L.L.C., an affiliate of the Company, has agreed that until the acquisition of the Business, it will make a small amount of office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time, at no cost to the Company.

                          DESCRIPTION OF SECURITIES

GENERAL

   The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share. As of the date of this prospectus, 166,332 shares of Common Stock are outstanding, held of record by seven persons. No shares of Preferred Stock are currently outstanding.

COMMON STOCK

   The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors then being elected. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock (except for the Initial Stockholders who have agreed to waive their rights to share in any distribution relating to a liquidation of the Company due to the failure of the Company to consummate a Business Combination within 18 months from the date of this prospectus) are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and except as described under "Characteristics of an Acquisition Company--Redemption Rights," there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock included in the shares of Common Stock, when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

ESCROW OF SHARES

   The shares of Common Stock offered hereby, and the shares of Common Stock held by the Initial Stockholders, will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of (A) such time as (i) the Company has entered into an agreement with respect to a Business Combination; (ii) the Company has filed a post-effective amendment to its registration statement which post-effective amendment has been declared effective; (iii) the prospectus contained in the post-effective amendment has been sent to the Company's stockholders; (iv) each purchaser of securities in this Offering has been given no fewer than 20 and no more than 45 business days from the effective date of the prospectus to elect whether to remain as an investor; and (v) the Business Combination has been consummated; or (B) the liquidation of the Company. During such escrow period, the stockholders will not be able to sell or otherwise transfer their respective shares of Common Stock, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

PREFERRED STOCK

   The Company's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. The Company may issue some or all of such shares in connection with a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no commitments as of the date of this prospectus to issue any shares of Preferred Stock. there can be no assurance that the Company will not do so in the future.

DIVIDENDS

   The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

   The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE


   Upon the consummation of this Offering, the Company will have 332,664 shares of Common Stock outstanding. Subject to the escrow requirements of Rule 419 (See "Description of Securities--Escrow of Shares") 166,332 shares will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which will be subject to limitations of Rule 144 promulgated under the Securities Act. All of the remaining 166,332 shares are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. None of such shares will be eligible for sale under Rule 144 prior to July 1997.

   In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares equal to the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

   Prior to this Offering, there has been no market for the Common Stock and no market is expected to develop as a result of the escrow requirements of Rule 419. When the escrow terminates, there can be no assurance that a market will develop or be sustained, and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may then be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                             PLAN OF DISTRIBUTION

   The Company is offering the shares of Common Stock for sale. The shares of Common Stock will be sold on a "best efforts, all or none basis." Subscriptions to purchase all of the shares of Common Stock offered hereby, if any, must be received within a period of 30 days from the date of this prospectus unless the Company and Qualified Independent Underwriter agree to extend the Offering for an additional 30 day period at which time Rule 419 could become operational and the funds may be retained by the Company for a period of 16 months following the effective date of the Offering. The Company may allocate among or reject any subscriptions, in whole or in part.


   Keane is acting as Qualified Independent Underwriter and will manage the Offering. Except for the compensation payable to Keane as described below, no underwriting discounts or commissions will be paid.


   Those subscribing to purchase shares of Common Stock must complete a subscription agreement, a form of which is included as an appendix to this prospectus. All funds received by the Company with respect to the shares of Common Stock that may be sold will, promptly following receipt by the Company, be deposited in an Escrow Account with Continental Stock & Transfer Company pursuant to the terms of the Escrow Agreement. In the event that subscriptions for all of the shares of Common Stock offered hereby are not received within the permitted time period, all funds will be promptly refunded to the subscribers, in full, without interest and deduction therefrom. Certificates for the shares of Common Stock will be issued to purchasers only if the proceeds from the sale of all of the shares of Common Stock are released from escrow. However, such certificates will be non-transferable and will be placed in an escrow account pursuant to Rule
419. See "Description of Securities-- Escrow of Shares." The funds in escrow will be held for the benefit of subscribers until released to the Company. Until certificates for the shares of Common Stock are delivered to the Escrow Agent for the benefit of the purchasers thereof, such purchasers will be deemed subscribers only and not stockholders.

DETERMINATION OF OFFERING PRICE


   Since the Company is an affiliate of Capital Growth International, L.L.C. and International Capital Growth, Ltd., both NASD members, the Offering is being made in conformity with certain applicable provisions of Rule 2720 of the NASD. Accordingly, the initial public offering price of the shares of Common Stock may not be higher than as recommended by an independent investment banking firm which qualifies as a "qualified independent underwriter" and "which shall also participate in the preparation of the registration statement and prospectus . . . and which shall exercise the usual standards of due diligence." Keane is acting as a "qualified independent underwriter," will manage the Offering and will be paid a fee of $15,000 and receive warrants to purchase 16,633 shares of Common Stock at an exercise price per share equal to 120% of the initial public offering price per share in consideration for its services and expenses.


   The price of the shares of Common Stock offered hereby has been determined by negotiation between the Company and the Qualified Independent Underwriter while taking into consideration anticipated book values and use of proceeds and without any relation to the Company's assets, historical operating income or trading price (there being no operating income or trading market for the Company's securities before this Offering) or other generally accepted criteria of value. Consideration has also been given to valuations made in offering of other companies with a similar business plan.

   Pursuant to Rule 2720 of the NASD, Keane, a member of the NASD, is required, in acting as a "qualified independent underwriter," to undertake to the NASD the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. The Company will indemnify Keane against such liabilities, if any, to the extent permitted by law.

   The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Common Stock of the Company. After completion of this Offering, such price will vary as a result of market conditions and other factors.

                                LEGAL MATTERS


   The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York. Zuckerman, Gore & Brandeis, 900 Third Avenue, New York, New York, has acted as counsel to the Qualified Independent Underwriter.


                                   EXPERTS

   The financial statements included in this prospectus have been audited by Arnold G. Greene, an independent certified public accountant as indicated in his report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the Commission's rules and regulations. For further information, reference should be made to the Registration Statement and to the exhibits filed thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits and schedules thereto which may be inspected without charge or copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission's Public Reference Section at prescribed rates. Registration statements transmitted through the Commission's Electronic Data Gathering, Analysis and Retrieval System are also publicly available through the Commission's Internet site on the World Wide Web (http://www.sec.gov). Descriptions contained in this Prospectus as to the contents of any contract or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

                        INDEX TO FINANCIAL STATEMENTS

Accountant's Report  .........................................................  F-2
Primary financial statements:
          Balance Sheet  .....................................................  F-3
          Statement of Operations  ...........................................  F-4
          Statement of Cash Flows  ...........................................  F-5
          Statement of Stockholders Equity  ..................................  F-6
          Notes to Financial Statements  .....................................  F-7

                               ARNOLD G. GREENE
                         CERTIFIED PUBLIC ACCOUNTANT
                           866 UNITED NATIONS PLAZA
                             NEW YORK, N.Y. 10017
                                    ------
                                (212) 751-6910

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
    Stockholders of

EMERGING GROWTH ACQUISITION CORPORATION I


I have audited the accompanying balance sheet of Emerging Growth Acquisition Corporation I as of December 31, 1996 and the related statements of operations and cash flows for the period July 18, 1996 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.


I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.


In my opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Emerging Growth Acquisition Corporation I as of December 31, 1996, and the results of its operations and its cash flows for the period July 18, 1996 (date of inception) to December 31, 1996 in conformity with generally accepted accounting principles.


                                                      /s/ Arnold G. Greene
March 27, 1997

                  EMERGING GROWTH ACQUISITION CORPORATION I

                                BALANCE SHEET

                              DECEMBER 31, 1996
-------------------------------------------------------------------------------

                                    ASSETS

 Current assets:
          Cash in bank .......................................                $66,811
          Prepaid Expenses ...................................                  2,991
                                                                              ---------
                    Total assets .............................                $69,802
                                                                              =========

                     LIABILITIES AND STOCKHOLDERS EQUITY

 Current liabilities:
          Accrued expenses ...................................                $ 1,500
                                                                              --------
                    Total liabilities ........................                  1,500
Stockholders equity:
               Common stock, par value $.001
               authorized 10,000,000 shares;
               outstanding 166,332 shares. ...................    $   166
Additional paid-in-capital ...................................     73,020
Retained earnings (Deficit) ..................................     (4,884)
                                                                 ---------
                    Total stockholders equity ................                 68,302
                                                                              --------
Total liabilities and stockholders equity ....................                $69,802
                                                                              ========

                        See Notes to Financial Statements

                  EMERGING GROWTH ACQUISITION CORPORATION I
                           STATEMENT OF OPERATIONS
               FOR THE PERIOD JULY 18, 1996 (DATE OF INCEPTION)
                          THROUGH DECEMBER 31, 1996
------------------------------------------------------------------------------


Income  ........................................................................   $    -0-
General and administrative expenses:
          Professional fees  ...................................................   $ 4,045
          Filing fees  .........................................................       713
          Bank Charges  ........................................................       126
                                                                                  --------
                    Total expenses  ............................................     4,884
Income (loss)  .................................................................    (4,884)
                                                                                  ========

                        See Notes to Financial Statements

                  EMERGING GROWTH ACQUISITION CORPORATION I

                           STATEMENT OF CASH FLOWS

               FOR THE PERIOD JULY 18, 1996 (DATE OF INCEPTION)

                          THROUGH DECEMBER 31, 1996
-----------------------------------------------------------------------------


Resources provided:

          Issuance of common stock  ...............................               $73,186
          Increase in accrued expenses  ...........................                 1,500
                                                                                 ----------
                    Total resources provided  .....................                74,686
Resources applied:
          Net loss  ...............................................   $4,884
          Increase in prepaid expenses  ...........................    2,991       (7,875)
                                                                     ----------  ----------
Increase  .........................................................                66,811
Cash-beginning of year  ...........................................                   -0-
                                                                                 ----------
Cash-December 31, 1996  ...........................................               $66,811
                                                                                 ==========



                       See Notes to Financial Statements

                  EMERGING GROWTH ACQUISITION CORPORATION I

                       STATEMENT OF STOCKHOLDERS EQUITY

               FOR THE PERIOD JULY 18, 1996 (DATE OF INCEPTION)

                          THROUGH DECEMBER 31, 1996
-----------------------------------------------------------------------------


                                                          Additional      Deficit
                                               Common      Paid-In        for the
                                               Stock       Capital        Period       TOTAL
                                              --------   ------------    ----------   ---------
Issuance of 166,332 shares of Common Stock      $166       $73,020                    $73,186
Net Loss                                                                   (4,884)     (4,884)
                                              --------   ------------    ----------   ---------
                                                $166       $73,020        ($ 4,884)   $68,302
                                              ========   ============    ==========   =========

                  EMERGING GROWTH ACQUISITION CORPORATION I

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996
-----------------------------------------------------------------------------


1. Summary of significant accounting policies:

      Organization -- The company was organized under the laws of the State of Delaware on July 18, 1996. The company was formed to serve as a vehicle to acquire an interest in an operating business which offers the opportunity for earnings and growth.

      Income taxes -- Income taxes are based on the net income of the company.

2. Capital stock -- The company is authorized to issue 10,000,000 shares of Common Stock par value $.001. In August 1996, the corporation received $73,186 in exchange for issuing 166,332 shares of its common stock.

      The company is also authorized to issue 1,000,000 shares of preferred stock, par value $.001. No shares of preferred stock are currently outstanding.

3. Other transactions -- An affiliate of the company, Capital Growth International, LLC, has agreed to provide a small amount of office space at no charge until the acquisition of the business.

==============================================================================

   No dealer, salesperson or any other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company or any of the Underwriters. This prospectus does not constitute an offer to sell or solicitation of an offer to buy by anyone in any jurisdiction in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information herein is correct as of any time subsequent to its date.
                                    ------

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  .............................                         3
The Company  ....................................                         7
Investors' Rights and Substantive Protection
  Under Rule 419 ................................                         7
Risk Factors  ...................................                         9
Use of Proceeds  ................................                        15
Dilution  .......................................                        16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ....................................                        16
Capitalization  .................................                        17
Characteristics of an Acquisition Company  ......                        17
Proposed Business  ..............................                        19
Management  .....................................                        22
Principal Stockholders  .........................                        25
Certain Transactions  ...........................                        25
Description of Securities  ......................                        25
Plan of Distribution  ...........................                        27
Legal Matters  ..................................                        28
Experts  ........................................                        28
Additional Information  .........................                        28
Index to Financial Statements  ..................                       F-1


                                    ------


   Until 90 days after the release of funds and securities from the Rule 419 Escrow Account, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


===============================================================================

===============================================================================




                        166,332 SHARES OF COMMON STOCK






                               EMERGING GROWTH
                                 ACQUISITION
                                CORPORATION I








                                    ------
                                  PROSPECTUS
                                    ------








                                     , 1997


===============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 102(b) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

   Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

   With respect to derivative actions, Section 145 permits a corporation to indemnify its offices, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

   Reference is made to Article 13 of the Certificate of Incorporation of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers, directors, employees and agents.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the costs and expenses, other than fees to the Qualified Independent Underwriter, payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

 SEC Registration Fee  ......................................................  $   100
NASD Filing Fee  ...........................................................   $   515
Printing Costs  ............................................................   $ 5,000
Legal Fees and Expenses  ...................................................   $30,000
Accounting Fees and Expenses  ..............................................   $ 5,000
Blue Sky Fees and Expenses  ................................................   $ 5,000
Transfer Agent and Registrar Fees  .........................................   $ 3,500
Miscellaneous  .............................................................   $   885
                                                                               ---------
          Total  ...........................................................   $50,000
                                                                               =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

   In July 1996, the Company sold 166,332 shares of unregistered Common Stock for consideration, paid in cash, in the aggregate amount of $73,186 to seven purchasers.

   The issuances described above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Registrant.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


   (a) Exhibits

1.0  Form of Qualified Independent Underwriter Agreement.**
3.1  Certificate of Incorporation of the Registrant.**
3.2  By-Laws of the Registrant.**
4.1  Specimen Common Stock Certificate.
4.2  Form of Warrant Agreement including Form of Warrant Certificate.
4.3  Form of Escrow Agreement.**
4.4  Rule 419 Escrow Account.*
5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.
5.2  Opinion of Qualified Independent Underwriter.*
23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.2 Consent of Arnold G. Greene, Independent Auditors.
24   Power of Attorney (included on page II-4).**
------
 * To be filed by amendment.
** Previously filed.


ITEM 28. UNDERTAKINGS.

   The undersigned Registrant hereby undertakes that it shall:

   (1) File, during any period in which it offers or sells securities, a post effective amendment to the registration statement to:

       (i) Include any prospectus required by Section 10(A)(3) of the Securities Act of 1933 as amended (the "Securities Act");

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering cause may be reflected in the form of the prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and the price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution.

   (2) For determining liability under the Securities Act, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (5) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


   The Registrant hereby undertakes to provide to the Managing Underwriter at the closing, certificates in such denominations and registered in such names as required by the Managing Underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3 day of April 1997.

                                            EMERGING GROWTH ACQUISITION
                                            CORPORATION I


                                            By: /s/ Ronald B. Koenig
                                              --------------------------
                                               Ronald B. Koenig

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                 Date
 -------------------------   ------------------------------------------------------   ---------------
/s/ Ronald B. Koening       Chairman of the Board and Chief Executive                  April 3, 1997
--------------------------  Officer and Director (Principal Executive Officer)
     Ronald B. Koening

             *              President and Director                                     April 3, 1997
--------------------------
     Stanley Hollander

             *              Chief Operating Officer and Director                       April 3, 1997
--------------------------
      Alan L. Jacobs

             *              Chief Financial Officer (Principal Financial               April 3, 1997
--------------------------  and Accounting Officer)
     Michael S. Jacobs

------
*By Attorney-in-fact

                                EXHIBIT INDEX

1.0        Form of Qualified Independent Underwriter Agreement.**
3.1        Certificate of Incorporation of the Registrant.**
3.2        By-Laws of the Registrant.**
4.1        Specimen Common Stock Certificate.
4.2        Form of Warrant Agreement including Form of Warrant Certificate.
4.3        Form of Escrow Agreement.**
4.4        Rule 419 Escrow Account*
5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.
5.2        Opinion of Qualified Independent Underwriter.*
23.1       Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.2       Consent of Arnold G. Greene, Independent Auditors.
24         Power of Attorney (included on page II-4).**


------
 *To be filed by amendment.
**Previously filed.